EXHIBIT 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Central Garden & Pet Company for the quarter ended December 24, 2016 (the “Report”), I, Howard A. Machek, Principal Financial Officer of Central Garden & Pet Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report presents, in all material respects, the financial condition and results of operations of Central Garden & Pet Company.
February 2, 2017

/s/ HOWARD A. MACHEK
Howard A. Machek
Senior Vice President and Chief Accounting Officer
(Principal Financial Officer)